UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: July 31, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported by Array BioPharma Inc. (“Array”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2009 (file no. 001-16633) (the “Prior Form 8-K”), Array entered into a Facility Agreement dated as of May 14, 2009 with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., healthcare investment funds (collectively, the “Deerfield Funds”), pursuant to which the Deerfield Funds agreed to provide Array with a $40 million credit facility (the “Loan”). On July 31, 2009, in connection with the disbursement of the Loan (described under Item 2.03 below) and in accordance with the terms of the Facility Agreement, Array issued the Deerfield Funds (and its assignees) warrants to purchase an aggregate of 6,000,000 shares of Array’s Common Stock (the “Warrants”). The Warrants have an exercise price of $4.19 per share, which is equal to 120% of the average of the Volume Weighted Average Price of the Common Stock for 15 consecutive trading days prior to the disbursement. The Warrants become exercisable six months from the July 31, 2009 disbursement date and expire April 29, 2014.

The description of the Warrants under Item 1.01 of the Prior Form 8-K is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On July 31, 2009, Array BioPharma Inc. drew down the full $40 million Loan under the Facility Agreement. Interest will accrue on the Loan at the rate of 7.5 percent per annum, subject to adjustment in accordance with the terms of the Facility Agreement. The Deerfield Funds received an additional $500,000 transaction fee when the funds were drawn on July 31, 2009. The description of the terms of Facility Agreement and of the Loan set forth in Item 1.01 and Item 2.03 of the Prior Form 8-K filed with the Securities and Exchange Commission is incorporated herein by reference.

In addition, in connection with the disbursement of the Loan, the interest rate applicable to the outstanding loan in the aggregate principal amount of $80 million (the “Prior Loan”) under a prior Facility Agreement dated April 29, 2008 entered into by Array and the Deerfield Funds (the “Prior Facility Agreement”) will be adjusted. Interest will begin accruing as of July 31, 2009 on the original $80,000,000 principal amount of the Prior Loan, exclusive of interest that had been added to the principal amount of the Prior Loan pursuant to the Prior Facility Agreement, at the rate applicable to the Loan (as described above), and no additional compound interest will apply.

After giving effect to the disbursement of the Loan, the total amount outstanding under the Loan and the Prior Loan is $126.8 million.

Item 3.02  Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. Array relied on an exemption from registration under Section 4(2) of the Securities Act, and/or Rule 506 of Regulation D of the Securities Act, in connection with the issuance of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: August 6, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer